UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2012

DUKE ENERGY CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 South Tryon Street, Charlotte, North Carolina 28202

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01. Other Events.

On June 8, 2012, the Federal Energy Regulatory Commission (“FERC”) issued orders conditionally approving the Second Wholesale Market Power Mitigation Plan, the Joint Dispatch Agreement and the Joint Open Access Transmission Tariff of Duke Energy Corporation (the “Company”) and Progress Energy, Inc. (“Progress Energy”) in connection with their proposed merger.  The companies have substantially completed their evaluation of the orders’ conditions and expect to make a compliance filing with the FERC within 15 days of the FERC’s order, as requested by FERC.  They will also work to secure final merger-related approvals from the North Carolina Utilities Commission and Public Service Commission of South Carolina.  The companies continue to target July 1, 2012 for the closing of the merger.

A copy of the joint press release of the Company and Progress Energy and the merger scorecard are attached hereto as Exhibits 99.1 and 99.2.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits.

99.1                                                   Joint Press Release of Duke Energy Corporation and Progress Energy, Inc. dated June 11, 2012

99.2                                                   Merger Scorecard

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: June 11, 2012	By:	/s/ Marc E. Manly
	Name:	Marc E. Manly
	Title:	Group Executive, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Joint Press Release of Duke Energy Corporation and Progress Energy, Inc. dated June 11, 2012
99.2	Merger Scorecard